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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 5, 2001


                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                          0-30900                         54-1983517
(State or other              (Commission File                   (IRS Employer
jurisdiction of                   Number)                    Identification No.)
incorporation)


11111 Sunset Hills Road, Reston, Virginia                                  20190
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: 703-547-2000


          (Former name or former address, if changed from last report)



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Item 5. Other Events

On January 5, 2001, XO Communications, Inc. ("XO"), a Delaware corporation, announced an offering of $450 million aggregate principal amount of 5 3/4% convertible subordinated notes due 2009 (the "Notes") in a private placement under Rule 144A, with up to an additional $67.5 million aggregate principal amount of Notes issuable if the initial purchasers exercise their over-allotment option. On January 10, 2001, XO announced that the initial purchasers had elected to exercise their over-allotment in full. The offering of $517.5 million aggregate principal amount of Notes closed on January 12, 2001.

The Notes are convertible at the option of the holders, prior to redemption or maturity, into XO class A common stock at a conversion price of $25.5438 per share (subject to adjustment upon the occurrence of certain events).

Copies of the press releases issued by XO on January 5, 2001 and January 10, 2001 are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

    99.1     Press Release of XO Communications, Inc. dated January 5, 2001.

    99.2     Press Release of XO Communications, Inc. dated January 10, 2001.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        XO COMMUNICATIONS, INC.

                                        By: /s/ Gary D. Begeman
                                            ------------------------------
                                            Name:  Gary D. Begeman
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

January 12, 2001



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                                  Exhibit Index
                                  -------------

Exhibit No.         Description
-----------         -----------

99.1                Press Release, dated January 5, 2001.

99.2                Press Release, dated January 10, 2001.